Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

KRATON Polymers LLC

and KRATON Polymers Capital Corporation

Offer to Exchange Their 8.125% Senior Subordinated Notes due 2014,

which have been registered under the Securities Act of 1933, as amended,

for any and all Outstanding

8.125% Senior Subordinated Notes due 2014

This form or one substantially equivalent hereto must be used to accept the offer (the “Exchange Offer”) of KRATON Polymers LLC and KRATON Polymers Capital Corporation (together, the “Issuers”) made pursuant to the Prospectus, dated                     , 2005 (the “Prospectus”) and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for the Initial Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuers prior to 5:00 P.M., New York City time, on the expiration date of the Exchange Offer. Such form may be delivered by mail or hand delivery to Wells Fargo Bank, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the expiration date of the Exchange Offer. Capitalized terms not defined herein are defined in the Letter of Transmittal.

Delivery to: Wells Fargo Bank, National Association, Exchange Agent

By Registered and Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

P.O. Box 1517

Minneapolis, MN 55480

By Overnight Courier or Regular Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

6th & Marquette Avenue

Minneapolis, MN 55479

By Hand Delivery:

Wells Fargo Bank, N.A.

Corporate Trust Services

608 2nd Avenue South

Northstar East Building – 12th Floor

Minneapolis, MN 55402

By Facsimile Transmission:

(612) 667-6282

For information call:

(800) 344-5128

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus.

Principal Amount of Initial Notes Tendered:	Address(es):

$______________________________________________	___________________________________

Certificate Nos. (if available):	___________________________________

______________________________________________	___________________________________

______________________________________________
If Initial Notes will be delivered by book-entry transfer to The Depositary Trust Company, provide account number.	Area Code and Telephone Number(s): ___________________________________

Account Number	___________________________________

______________________________________________	Signature(s):

______________________________________________

Name(s) of Record Holders(s):	___________________________________

______________________________________________	___________________________________

______________________________________________

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any “eligible guarantor” institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the certificates representing all tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the expiration date.

Name of Firm: _________________________
(Authorized Signature)

Address: _____________________________	Title: __________________________

____________________________________	Name: _________________________

Date: __________________________
Area Code and
Telephone Number: ____________________

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